UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 National Business Parkway, 5th Floor

Annapolis Junction, MD 20701

(Address of Principal Executive Offices) (Zip Code)

(301) 323-9090

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 17, 2018, Colfax Corporation (the “Company”) entered into a credit agreement (the “Credit Agreement”) by and among the Company, as the borrower, certain U.S. subsidiaries of the Company identified therein, as guarantors, each of the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Credit Suisse Funding LLC, as syndication agent, and the co-documentation agents named therein. The Credit Agreement consists of a revolving credit facility which totals $1.3 billion in commitments (the “Revolver”) and a Term A-1 loan in an aggregate amount of $1.225 billion (the “Term A-1 Loan”), each of which matures in five years, and a Term A-2 loan in an aggregate amount of $500 million, which matures in two years (the “Term A-2 Loan” and, together with the Term A-1 Loan, the “Term Loans”). The Revolver contains a $50 million swing line loan sub-facility.

The initial credit extensions under the Credit Agreement will be made available to the Company, subject to certain conditions precedent, on the date of consummation of the Company’s acquisition of DJO Global, Inc. (“DJO”). The proceeds of such initial credit extensions shall be used on such date (i) to replace the commitments, and repay in full amounts outstanding, under the Company’s Credit Agreement, dated as of June 5, 2015, among Colfax Corporation, as the borrower, certain U.S. subsidiaries of Colfax Corporation identified therein, as guarantors, each of the lenders party thereto and Deutsche Bank AG New York Branch, as administrative agent, swing line lender and global coordinator (the “2015 Credit Agreement”), (ii) to pay a portion of the consideration payable by the Company in connection with the acquisition of DJO, (iii) to redeem certain outstanding debt obligations of DJO and (iv) for fees and expenses related to the foregoing. Following the consummation of the Company’s acquisition of DJO, credit extensions under the Revolver will be used for working capital and general corporate purposes.

The Term Loans and the Revolver will bear interest, at the election of the Company, at either the base rate (as defined in the Credit Agreement) or the Eurocurrency rate (as defined in the Credit Agreement), in each case, plus the applicable interest rate margin. The Term Loans and the Revolver will initially bear interest either at the Eurocurrency rate plus 1.75% or at the base rate plus 0.75%, and in future quarters will bear interest either at the Eurocurrency rate or the base rate plus the applicable interest rate margin based upon either, whichever results in the lower applicable interest rate margin (subject to certain exceptions), the Company’s total leverage ratio and the corporate family rating of the Company as determined by Standard & Poor’s and Moody’s (ranging from 1.25% to 2.00%, in the case of the Eurocurrency margin, and 0.25% to 1.00%, in the case of the base rate margin). Each swing line loan denominated in dollars will bear interest at the base rate plus the applicable interest rate margin and each swing line loan denominated in any other currency available under the credit facility will bear interest at the Eurocurrency rate plus the applicable interest rate margin.

Certain U.S. subsidiaries of the Company have agreed to guarantee the obligations of the Company under the Credit Agreement.

The Credit Agreement contains customary covenants limiting the ability of the Company and its subsidiaries to, among other things, incur debt or liens, merge or consolidate with others, dispose of assets, make investments or pay dividends. In addition, the Credit Agreement contains financial covenants requiring the Company to maintain (i) a maximum total leverage ratio of, initially, 6.00:1.00, with a step-down to 5.50:1.00 at the end of the second and third fiscal quarters following the consummation of the Company’s acquisition of DJO, 4.75:1.00 at the end of the fourth and fifth fiscal quarters, 4.25:1.00 at the end of the sixth fiscal quarter, 4.00:1.00 at the end of the seventh fiscal quarter, and 3.50:1.00 at the end of the eighth fiscal quarter, and (ii) a minimum interest coverage ratio of 3.00:1:00. The Credit Agreement also contains a “springing” collateral provision, which will require the obligations under the Credit Agreement to be secured by substantially all personal property of the Company and its U.S. subsidiaries (subject to customary exceptions) within an agreed period of time if the Company’s total leverage ratio under the Credit Agreement is greater than or equal to 3.75:1.00 for two consecutive fiscal quarters following the fourth fiscal quarter ending after the acquisition of DJO. The Credit Agreement contains various events of default (including failure to comply with the covenants under the Credit Agreement and related agreements) and upon an event of default the lenders may, subject to various customary cure rights, require the immediate payment of all amounts outstanding under the Term Loans and the Revolver.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On December 17, 2018, the Company issued a press release announcing the execution of the Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.2. The information contained in Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Credit Agreement, dated December 17, 2018, by and among the Company, as the borrower, certain U.S. subsidiaries of the Company identified therein, as guarantors, each of the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, Credit Suisse Funding LLC, as syndication agent, and the co-documentation agents named therein

99.2	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Colfax Corporation

By:	/s/ Christopher M. Hix

Name:	Christopher M. Hix
Title:	Senior Vice President, Finance, and Chief Financial Officer and Treasurer

Date: December 17, 2018